CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 of John Hancock Premium Dividend Fund of our report dated December 15, 2023, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

Boston, MA

December 15, 2023